Form 201
Filed In the Office of the
Secretary of State of Texas
Secretary of State	Articles of Incorporation	FEB 17 2005
P.O. Box 13697	Pursuant to Article 3.02
Austin, TX 78711-3697	Texas Business	Image Generated Electronically for Web Filing
FAX: (512) 463-5709	Corporation Act

Filing Fee: $300

Article 1 - Corporate Name

The name of the corporation is set forth below:

GLOBAL SMOOTHIE SUPPLY, INC.

Article 2 - Registered Agent and Registered Office

The initial registered is an individual resident of the state whose name is set forth below:

Name: HARRY B. IRELAND JR.

The business address of the registered agent and the registered office address is:

Street Address: 4510 ABBOTT AVENUE #51, DALLAS, TX 75205

Article 3 - Directors

Director 1: DAVID C. TILLER

Address: 4428 UNIVERSITY BLVD., DALLAS TX 75205

Director 2: DONALD M. ROBERTS

Address: 3225 SANTIAGO DRIVE, MESQUITE TX 75150

Director 3: HARRY B. IRELAND JR.

Street Address: 4510 ABBOTT AVENUE #51, DALLAS, TX 75205

Article 4 - Authorized Shares

Number of Shares: 1000 without par value

Article 5 - Duration

The period of duration is perpetual.

Article 6 - Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be organized under the Texas Business Organizations Code.

Incorporator

The name and address of the incorporator is set forth below:

HARRY B. IRELAND JR.

Street Address: 4510 ABBOTT AVENUE #51, DALLAS, TX 75205

Effective Date of Filing

This document becomes effective when the document is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

HARRY B. IRELAND JR.
Signature of organizer

Form 424		The space reserved for office use.
(Revised 09/05)

Return in duplicate to:	State of Texas
Secretary of State	Articles of Amendment
P.O. Box 13697	Pursuant to Article 4.04
Austin, TX 78711-3697	Texas Business
(512) 463-5555	Corporation Act
FAX: (512) 463-5709		Corporations Section
Filing Fee: $150

Article 1. Name

The name of the filing entity is: (state the new name of the entity below)

Global Smoothie Supply, Inc.

The file number issued to the filing entity by the secretary of state is: 800455398

Article 2. Amended Name

Article 3. Amendment to Registered Agent/Registered Office

Article 4. Other Altered, Added, or Deleted Provisions

The total number of shares the corporation is authorized to issue is fifty thousand 50,000,000 and the shares have no par value.

Article 5. Statement of Approval

The amendment to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: December 27, 2006

/s/ Harry B. Ireland, Exec. V.P. & General Counsel